UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2009
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 6, 2009, Lions Gate Films, Inc. (“LGF”), a wholly-owned subsidiary of Lions Gate Entertainment Corp. (the “Company”), entered into an Amendment of Employment Agreement (the “Amendment”) with Steven Beeks, the Company’s Co-President and Chief Operating Officer. The Amendment amends the employment agreement dated as of March 28, 2007 by and between the Company and Mr. Beeks, as amended on December 15, 2009. Pursuant to the Amendment, Mr. Beeks’ term of employment was extended for one additional year ending April 1, 2012, subject to early termination as provided in his employment agreement. Mr. Beeks was also granted 850,000 share appreciation rights (“SARs”), which entitles Mr. Beeks to receive cash equal to the amount by which the trading price of the Company’s common shares on the exercise notice date exceeds the SARs price of $5.45, multiplied by the number of SARs exercised. The SARs vest in three equal installments beginning on February 5, 2010 (i.e., 283,334 vest on February 5, 2010, 283,333 vest on February 5, 2011 and 283,333 vest on February 5, 2012).
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.63 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 3.03 Material Modification to Rights of Security Holders
On February 6, 2009, the Company redeemed all of its outstanding Preferred Shares, Restricted Voting, Non-Transferable Series B (the “Series B Preferred Shares”) for a redemption price of $100.00. The Series B Preferred Shares ceased to have the exclusive and separate right to elect Mark Amin to be a member of the Company’s Board of Directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.63	Amendment of Employment Agreement between the Company and Steven Beeks dated February 6, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2009	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer

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